701 Evans Avenue 8th Floor Toronto, Ontario Canada M9C 1A3	telephone: facsimile: email: website:	(416) 626-6000 (416) 626-8650 info@mscm.ca www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated February 29, 2008, except as to Note 15, which is as of July 23, 2008, relating to the audit of the consolidated financial statements of Pansoft Company Limited and to the reference to our Firm under the caption “Experts” in the Prospectus.

Signed: “MSCM LLP”

MSCM LLP

Chartered Accountants

Licensed Public Accountants

August 12, 2008